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                                                                    Exhibit 5(1)

                    INTERNAL REVENUE SERVICE DETERMINATION LETTER

INTERNAL REVENUE SERVICE                          DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
2 CUPANIA CIRCLE
MONTEREY PARK, CA 91755

                                        Employer Identification Number:
Date:  JAN 26 1995                           88-0288115
                                        File Folder Number:
RIO PROPERTIES, INC.                         880000771
C/O EDWINA J. WHITMER                   Person to Contact:
LEBENSON ACTUARIAL SERVICES                  JOHN NOGALES
2820 W. CHARLESTON BLVD., STE. B-17     Contact Telephone Number:
LAS VEGAS, NV 89102                          (213) 725-2531
                                        Plan Name:
                                          RIO SUITE HOTEL & CASINO
                                          EMPLOYEE RETIREMENT SAVINGS PLAN
                                        Plan Number:  001


Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated 1-10-95. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This determination letter is applicable for the amendment(s) adopted on 3-20-92 & 12-14-92.

     This determination letter is also applicable for the amendment(s) adopted 4-30-93 & 7-1-93.

     This determination letter is applicable for the plan adopted on 2-21-91.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

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                                         -2-

RIO PROPERTIES, INC.


     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This plan qualifies for Extended Reliance described in the last paragraph of Publication 794 under the caption "Limitations of a Favorable Determination Letter".

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                   Sincerely yours,

                                   /s/ Richard R. Orosco

                                   Richard R. Orosco
                                   District Director


Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans
Addendum

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                                         -3-

RIO PROPERTIES, INC.


This plan also satisfies the requirements of Code section 401(k).

This determination letter is also applicable for the amendments adopted on 10-27-93 & 12-16-93.